                                                                   EXHIBIT 10.24


                            1997 STOCK PURCHASE PLAN

1.       PURPOSE

         The Hanover 1997 Stock Purchase Plan (the "Plan") is intended to promote the long-term growth and financial success of Hanover Compressor Company (the "Company") in the interests of the Company and its stockholders and to strengthen the link between management and stockholders by:

* providing officers, directors, consultants and employees of the Company and its Subsidiaries (as hereinafter defined) with an opportunity to significantly increase their ownership of Common Stock (as hereinafter defined) coupled with incentive awards based in part on the performance of the Common Stock relative to the Index Stocks (as hereinafter defined) and the increase in the earnings of the Company, and

* providing this opportunity in a manner that places these individuals at risk in the event of poor Company performance.

2.       DEFINITIONS

         Except where the content otherwise indicates, the following definitions apply:

         "Agreement" means the written agreement entered into between the Company and a Participant to carry out the Plan with respect to the Participant concerning a particular Purchase Award in accordance with the Plan's terms and conditions. The Agreements need not be identical and shall be in the form approved by the Committee.

         "Average Market Price" of a Security means, for a given period, the sum of the Market Prices of such Security for each Trading Day in the relevant period divided by the number of Trading Days in such period.

         "Board" means Board of Directors of the Company.

         "Cause" means (i) the commission by such Participant of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary material information of the Company), (ii) a conviction of such Participant (or a plea of nolo contendere in lieu thereof) for a felony or a crime involving fraud, dishonesty or moral turpitude, (iii) willful failure of a Participant to follow the written directive of the chief executive officer of the Company or the Board in the case of executive officers of the Company, (iv) willful misconduct as an employee of the Company, (v) the willful failure of such Participant to render services to the Company in accordance with his employment or consulting arrangement, which failure amounts to a material neglect of his duties to the Company or (vi) substantial dependence, as determined by the Board, on alcohol or any drug, immediate precursor or other substance listed in Schedule I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended, as determined in the sole discretion of the Committee.

         "Change of Control" means the occurrence of any one of the following events:

                 (a) any (A) consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/ or assets of the Company shall be controlled by another corporation or
         (B) a recapitalization (including an exchange of Company equity securities by the holders thereof), in either case, in which any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors;

                 (b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries;

                 (c) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval; or

                 (d) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, shall become the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board, composed of not less than two persons who qualify as disinterested persons" as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the 1934 Act, or any successor definition adopted by the Commission, and as outside directors" within the meaning of Section 162(m) of the Code.

         "Committee Certification" means with respect to the Earnings Incentive Award, the certificate of the Committee that the Earnings Return Percentage is at least 15% or higher, and with respect to the Shareholder Return Incentive Award, the certification of the Committee as to the Comparative Performance Percentile and that the Company is in the 75th Comparative Performance Percentile or higher. The Committee shall meet to determine such certification not later than the 60th day following the end of the Final Plan Year with respect to such Participant or, in the case of a Change of Control, not later than the later of (i) the 60th day following the Final Plan Year or (ii) the 30th day following the Change of Control.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         "Comparative Performance Percentile" shall be calculated by (i) calculating the Total Shareholder Return of each Index Stock; (ii) ranking the Index Stocks according to Total Shareholder Return, (iii) ranking the Company amongst such Index Stocks according to the Total Shareholder Return of the Company, (iv) dividing (x) that number of Index Stocks with lower Total Shareholder Returns than the Total Shareholder Return of the Company by (y) the number of Index Stocks plus 1, and (v) multiplying such quotient by 100.

         "Controlling Stockholders" means GKH Investments, L.P., GKH Partners, L.P., and the partners therein.

         "Designated Award Amount" means, on any date, the original Purchase Price plus the Interest Spread.

         "Designated Payment Date" means the date designated by the Company for payment of a Shareholder Performance Award, which date shall be not more than thirty (30) days following the Committee Certification with respect to such Performance Award and in any event no later than the September 1 following the Final Plan Year or, in the case of a Change of Control, no later than sixty
(60) days following the Change of Control.

         "Disability" means being entitled to disability benefits under the terms of the Company's long term disability plan.

         "Earnings Incentive Award" means the amount of cash, if any, payable to the Participant calculated pursuant to Section 8(b).

         "Earnings Return Percentage" is the increase in the compounded annual growth of EBITDA expressed as a percentage from the Initial Measurement Period through the Final Measurement Period calculated on a monthly basis.





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         "EBITDA" means earnings of the Company determined before interest, taxes, depreciation and amortization.

         "Effective Date" means the date the Plan is approved by the stockholders of the Company.

         "Final Plan Year" means the earliest of (i) the Plan Year containing the fourth anniversary of the Participant's Purchase Date, (ii) the Plan Year in which such Participant's Termination of Service occurs, or (iii) the last completed Plan Year prior to a Change of Control.

         "Final Measurement Period" means the Plan Quarter containing the fourth anniversary of the Participant's Purchase Date; provided, however, that
(i) for purposes of Section 8(e)(ii), the Final Measurement Period shall mean the last completed Plan Quarter prior to the date of such Participant's Termination of Service and (ii) for purposes of Section 8(f), the Final Measurement Period shall mean the average of the ten (10) Trading Days ending on the 10th Trading Day prior to the date of the Change of Control.

         "Index Stock" means the common stock of any corporation (other than the Company) included in the Market Index on each Trading Day during the Initial Measurement Period and the Final Measurement Period.

         "Initial Measurement Period" means, with respect to each Participant, the last completed Plan Quarter prior to such Participant's Purchase Date, except that for those Participants whose Purchase Date occurs prior to September 1, 1997, the Initial Measurement Period shall mean July 1, 1997.

         "Interest Rate" means the "applicable federal rate" in effect on the Purchase Date for loans with a maturity of four years, with interest compounded annually, as determined by Section 1274(d) of the Code, compounded annually.

         "Interest Spread" means, at the time of determination, interest accrued at the Interest Rate on the Purchase Price.

         "Market Index" shall mean those companies set forth on Exhibit A.

         "Market Price" with respect to a given Security shall mean, for any given date (or in the event such date is not a Trading Day with respect to such Security, the last Trading Day prior to such date), the closing sale price of such Security on such date, as reported as the New York Stock Exchange-Composite Transactions for such day in The Wall Street Journal, mid-west edition, or, if such Security is not listed on such exchange, as reported on the principal national securities exchange or national automated stock quotation system on which such Security is traded or quoted. In the event an Index Stock ceases to exist by merger or otherwise, or ceases to be traded on a securities exchange or national automated stock quotation system, the Market Price for such Index Stock shall be calculated through the date such Index Stock ceased to exist or be so traded and then adjusted by the mean increase or decrease in price for the Index Stocks on the Market Index which remain traded on a securities exchange or national automated stock quotation system.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Committee to receive a Purchase Award.

         "Performance Award" means the opportunity to receive cash incentive payments pursuant to Section 8.





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
         "Performance Period" means, with respect to each Purchase Award, the period of time beginning on the date set forth in the Agreement with respect to such Purchase Award and ending on the last day of the Plan Quarter containing the fourth anniversary of the Purchase Date.

         "Plan Quarter" means any of the three month periods beginning on January 1, April 1, July 1, or October 1 of any year.

         "Plan Year" means the twelve month period commencing each July 1 and ending the following June 30.

         "Purchase Award" means an award to a Participant permitting such Participant to purchase shares of Common Stock pursuant to Section 6 at the Purchase Price, together with related Purchase Loan and Performance Award rights upon exercise of the Purchase Award.

         "Purchase Date" means the date a Participant purchases shares of Common Stock pursuant to a Purchase Award.

         "Purchase Loan" means an extension of credit to the Participant by the Company evidenced by the Purchase Note and secured by a pledge of the shares of Common Stock purchased by the Participant under the Plan or subsequently acquired by the Participant through exercise of options granted to the Participant pursuant to the Stock Option Plan.

         "Purchase Note" means a full recourse promissory note including the terms set forth in Section 7(a).

         "Purchase Price" of the Common Stock.

                 (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day the Purchase Price is to be determined;

                 (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day the Purchase Price is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

                 (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, the Purchase Price will be determined by the Committee in its discretion based upon the best available data.

         "Retirement" means the date the Participant retires from the Company on or after attaining age [___].

         "Security" shall mean the Common Stock or an Index Stock.

         "Shareholder Return Incentive Award" means the amount of cash, if any, payable to the Participant calculated pursuant to Section 8(c).

         "Stock Option Plan" means the Hanover Compressor Company 1997 Stock Option Plan.





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
                                                                   EXHIBIT 10.24
                            1997 STOCK PURCHASE PLAN

         "Subsidiary" means a corporation (or partnership, joint venture or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         "Tax Rate" means, at the time of determination, the maximum marginal effective combined federal and state tax rates on ordinary income or capital gains, as the ease may be, to which such individual is subject.

         "Termination of Service" means,

                 (a) with respect to an employee when the employee's employment relationship with the Company and all of its Subsidiaries is terminated, regardless of any severance arrangements. A transfer from the Company to a Subsidiary or affiliate, or vice versa is not a termination of employment for purposes of this Plan;

                 (b) with respect to a consultant when the consultant's consulting relationship with the Company is terminated either due to the termination of any consulting agreement, or otherwise, regardless of the fact that no employment relationship exists;

                 (c) with respect to an officer or director when such individual is no longer serving as an officer or director of the Company, as a consultant to or employee of the Company and any of its Subsidiaries.

         "Total Purchase Price" means, with respect to each Participant, the Purchase Price multiplied by the number of shares of Common Stock purchased pursuant to the Purchase Award.

         "Total Shareholder Return" on a Security shall be calculated by (i) assuming that one share of such Security is purchased on the Purchase Date at the Average Market Price of such Security during the Initial Measurement Period, (ii) assuming that additional shares (or fractions of shares) of such Security are purchased upon the payment of dividends or other distributions to holders of such Security on the initial share of such Security and on shares accumulated through the assumed reinvestment of dividends and other distributions at a price equal to the Market Price of such Security on the date such dividends or distributions are paid, (iii) calculating the number of shares (including fractions of shares) of such Security that would be accumulated over the Performance Period (or such shorter period as provided in the Plan), adjusting, as necessary, for any stock split or similar events, (iv) multiplying the number of shares of such Security (including fractions of shares) determined in clause (iii) by the Average Market Price during the Final Measurement Period, and (v) determining the annual compound rate of growth during the Performance Period (or such shorter period) based upon the value determined in clause (i) and the value determined in clause (iv) for such
Security calculated in each case on a monthly basis.   To the extent any
noncash dividend or distribution is made to holders of a Security, the Committee shall, in its sole discretion, determine the fair market value of such dividend or distribution, which amount shall be assumed to be reinvested in the manner provided in clause (ii) above.

         "Trading Day" means, with respect to a Security, a day on which such Security is publicly traded.

3.       SHARES SUBJECT TO THE PLAN

         The aggregate number of shares of Common Stock that may be issued under the Plan and granted as options under the Stock Option Plan shall not exceed 1,365,062 shares and no Participant shall be awarded a Purchase Award with respect to more than 60,000 shares; provided, however, that in the event that at any time after the Effective Date a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or any separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other





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
securities of any other corporation; or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock, then the total number of shares of Common Stock authorized under this Plan, and the maximum number of shares with respect to which a Purchase Award may be awarded to a participant, shall be appropriately adjusted by the Committee in its discretion. Shares of Common Stock that have been included in a Purchase Award but not purchased by a Participant on the Purchase Date may again be available for award under the Plan or as options under the Stock Option Plan.

4.       TERM OF THE PLAN

         The Plan shall become effective upon the approval by the stockholders of the Company. Prior to the Effective Date, the Committee may, in its discretion, grant or authorize the making of Purchase Awards under the Plan as if the Effective Date had occurred, provided that the exercise of Purchase Awards so granted or made shall be expressly subject to the occurrence of the Effective Date. The Plan shall be terminated on June 30, 2001; provided, that Performance Awards and Purchase Loans outstanding as of such date shall not be affected or impaired by the termination of the Plan.

5.       ELIGIBLE PARTICIPANTS

         All officers, directors and consultants of the Company and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, can materially influence the long-term performance of the Company and/or its Subsidiaries are eligible to receive a Purchase Award. The Committee shall have the power and complete discretion to select those eligible employees who are to receive Purchase Awards.

6.       STOCK PURCHASE

                 (a) Grant of Purchase Award. The number of shares of Common Stock purchasable under a Purchase Award for any Participant and the Purchase Date shall be determined by the Committee. The Committee shall, with respect to each Purchase Award, give written notice prior to the Purchase Date to each Participant receiving such Purchase Award stating (i) the maximum and minimum number (which numbers may be identical) of shares of Common Stock that may be purchased under the Purchase Award, (ii) the Purchase Date and (iii) the Interest Rate and other terms pertaining to the Purchase Loan.

                 (b) Exercise of Purchase Award. A Participant shall exercise a Purchase Award by delivering to the Company on or prior to the Purchase Date (i) a notice stating the number of shares (not less than the minimum number and not more than the maximum number specified in the Purchase Award) such Participant elects to purchase on the Purchase Date, and (ii) an executed Agreement, Purchase Note and any other documents required pursuant to the Plan, or in lieu of a Purchase Note, a Participant may deliver cash in the amount of the Total Purchase Price for the shares of Common Stock purchased pursuant to the Purchase Award. Any Participant who does not elect to purchase at least the minimum number of shares under the Purchase Award on or prior to the Purchase Date shall forfeit any rights under the Plan with respect to such Purchase Award, including, without limitation, any right to receive a Purchase Loan or Performance Award related to such Purchase Award.

                 (c) Closing Time. The exercise of the Purchase Award, the delivery of the Total Purchase Price and the issuance by the Company of the Common Stock purchased pursuant to the Purchase Award shall be effective at 1:00 p.m., central time, on the Purchase Date (the Closing Time"). After the Closing Time, such Participant shall be deemed a stockholder of the Company and shall be entitled (i) to dividends and distributions on such Common Stock owned or pledged,
         (ii) to exercise all voting rights with respect to the Common Stock, and (iii) subject to the terms of the Plan, the Agreement, the Purchase Loan and related documents, to transfer the Common Stock. Notwithstanding anything herein to the contrary, the Committee shall have the absolute right, in its sole discretion, to revoke any Purchase Award, including,





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
         without limitation, any right to receive a Purchase Loan or Performance Award related to such Purchase Award, prior to the Closing Time.

7.       LOAN PROVISIONS

                 (a) General. At the election of the Participant, the Company shall extend a Purchase Loan to a Participant upon exercise of a Purchase Award subject to the terms and conditions set forth in this
         Section 7. The original principal amount of the Purchase Loan shall be equal to the Total Purchase Price. Such Purchase Loan shall be evidenced by the Purchase Note with full recourse against the maker. The obligations of each Participant under a Purchase Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any Participant may have at any time against the Company or any other person, whether in connection with the Plan or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

                 Notwithstanding anything to the contrary in this Section 7, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan will (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law, provided, that the failure to make such Purchase Loan shall be deemed to revoke the exercise of the related Purchase Award unless the Participant pays the Total Purchase Price in cash.

                 (b) Security. Payment of the Purchase Note shall be secured by a pledge of all of the shares of Common Stock acquired by the Participant upon the exercise of the Purchase Award to which the Purchase Loan relates or subsequently acquired by the Participant through exercise of options granted to the Participant pursuant to the Stock Option Plan. The Participant shall effect such pledge by delivering to the Company (i) the certificate or certificates for the shares of Common Stock, accompanied by a duly executed stock power in blank, (ii) a properly executed stock pledge agreement, and (iii) such other documents as may be required by the Committee. Prior to payment in full of the outstanding balance on the Purchase Note (including accrued and unpaid interest), no shares of Common Stock or other collateral pledged to the Company under the stock pledge agreement shall be transferrable by the Participant. A transfer of a Participant's shares of Common Stock to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a transfer for purposes of this Section 7(b) or Section 8(c), although such shares shall remain pledged to secure the Purchase Loan pursuant to Section 7(b) and, solely for the purposes of this Plan, shall be deemed to be owned by the Participant.

                 (c) Interest. Interest on the principal balance of the Purchase Loan will accrue annually, in arrears, at the Interest Rate. Except as provided in subsections (e), (f), (g) and (h) of this
         Section 7, (i) accrued interest shall not be payable during the Performance Period but shall be added to the principal balance of the Purchase Loan and (ii) interest that accrues after the end of the Performance Period shall be paid annually in arrears.

                 (d) Term. The term of the Purchase Loan for any Participant shall begin on such Participant's Purchase Date and, subject to prepayment as provided in subsections (e), (f), (g) and (h) of this Section 7, have a final maturity date on the last day of the Plan Quarter containing the fourth anniversary of the Purchase Date at which time the principal balance of the Purchase Loan (including





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
         accrued but unpaid interest) outstanding after the prepayment pursuant to Section 7(e)(ii) following the end of the Performance Period, if any (the "Remaining Balance"), shall be immediately due and payable.

                 (e) Prepayment Obligations Other than Termination of Service or Change of Control.

                          (i) Dividends and Distributions. To the extent the Participant receives cash dividends or other distributions paid in cash on Common Stock purchased under the Plan, the Participant shall prepay the Purchase Loan by the full pre-tax amount, net of any required tax withholding on such dividends or other distribution, of such dividend or distribution received within ten (10) days of receipt.

                          (ii) Performance Award. To the extent the Participant receives any Earnings Incentive Award or Shareholder Return Incentive Award prior to the earliest of
                 (i) Termination of Service due to death or Disability, (ii) a Change of Control or (iii) the end of the Performance Period, the Participant shall immediately prepay the Purchase Loan by the full pre-tax amount of such award upon receipt thereof.
                 In the event the Participant receives any Earnings Incentive Award or Shareholder Return Incentive Award after the earliest of (i) Termination of Service due to death or Disability, (ii) a Change of Control or (iii) the end of the Performance Period, the Participant shall immediately prepay the Purchase Loan by the full after-tax amount of such award upon receipt thereof, based upon the Tax Rate.

                          (iii) Optional Prepayments. The Participant may prepay all or any portion of the Purchase Loan at any time without penalty.

                          (iv) Application of Prepayments. All prepayments made to the Company pursuant to this Section 7(e) shall first be applied to pay accrued interest on the Purchase Loan and then to reduce the principal balance due on the Purchase Loan.

                 (f) Prepayment Obligations for Termination of Service During the Performance Period.

                          (i) Other Termination of Service. Except as provided in Section 7(h), in the event of a Participant's Termination of Service for any reason, except death or Disability, prior to the end of the Performance Period except following a Change of Control, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan shall be due and payable immediately upon such Termination of Service.

                          (ii)    Death or Disability.  Except as provided in
                 Section 7(h), in the event a Participant's Termination of Service during the Performance Period due to death or Disability, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan shall be due and payable upon the Designated Payment Date.

                 (g) Prepayment Upon a Change of Control During the Performance Period. Upon a Change of Control prior to the earlier of the Participant's Termination of Service or the end of the Performance Period, any outstanding balance (including accrued and unpaid interest) of the Participant's Purchase Loan (subject to any prepayments pursuant to Section 7(e)) shall become due and payable upon of the date of such Change of Control. Interest on the unpaid principal balance of such Purchase Loan during such three-year period shall accrue at the Interest Rate and shall be payable annually, in arrears, on each such anniversary.

                 (h) Prepayment Obligations for Termination of Service for Cause. Upon a Termination of Service for Cause following the end of the Performance Period, any outstanding balance on the Purchase Loan (including any accrued and unpaid interest) shall become immediately due and payable.





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
8. PERFORMANCE AWARD, PAYMENT OF EARNINGS INCENTIVE AWARD AND SHAREHOLDER RETURN INCENTIVE AWARD

                 (a) Performance Award. The Company shall extend a Performance Award to a Participant upon exercise of a Purchase Award, subject to the terms and conditions set forth in this Section 8. The maximum amount payable to any Participant pursuant to a Performance Award consisting of an Earnings Incentive Award and a Shareholder Return Incentive Award shall equal the Designated Award Amount at the time such cash award payments are made. Notwithstanding any provision of the Plan to the contrary, no Performance Award is payable under this Section 8 unless there has been a Committee Certification with respect to such Earnings Incentive Award or Shareholder Return Incentive Award.

                 (b) Earnings Incentive Award. The Earnings Incentive Award with respect to any Purchase Award shall equal 50% of the Designated Award Amount on the Designated Payment Date, multiplied by the Earnings Incentive Award Percentage, subject to the Committee Certification. Except as set forth in Section 8(e) the portion of the Earnings Incentive Award earned as a percentage of the Designated Award Amount at the time such Earnings Incentive Award is made pursuant to Section 8(e) will vary in accordance with Table A that follows:

                                    TABLE A
                       EARNINGS INCENTIVE AWARD SCHEDULE

                                                                                              Earnings Incentive
Earnings Return Percentage                                                                    Award Percentage
--------------------------                                                                    ------------------
         Below 15%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0%

         30% or more  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100%

Payments for performance between the listed percentages will be interpolated on a straight-line basis.

                 (c) Shareholder Return Incentive Award. The Shareholder Return Incentive Award with respect to a particular Purchase Award shall equal 50% of the Designated Award Amount on the Designated Payment Date, multiplied by the Shareholder Incentive Percentage, subject to the Committee Certification. Except as set forth in
         Section 8(e), the portion of the Shareholder Return Incentive Award earned as a percentage of the Designated Loan Amount at the time such Shareholder Return Incentive Award is made pursuant to Section 8(e) will vary in accordance with Table B that follows:

                                    TABLE B
                  SHAREHOLDER RETURN INCENTIVE AWARD SCHEDULE

                                                                                              Shareholder
                                                                                              Incentive
Comparative Performance Percentile                                                            Percentage
----------------------------------                                                            ----------
         Below 75th . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0%

         100th  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100%

Payments for performance between the listed percentiles will be interpolated on a straight-line basis.

                 (d) Timing of Payment. Payment of any Earnings Incentive Award and/or Shareholder Return Incentive Award shall be made on the Designated Payment Date following the earliest of the end of the Performance Period, a Termination of Service due to death or Disability or a Change of Control; provided, however, that any payment of a Earnings Incentive Award and/or Shareholder Return Incentive Award shall be applied to prepay the Purchase Loan in accordance with
         Section 7(e)(ii).

                 (e)      Treatment of a Termination of Service.

                          (i) Upon a Termination of Service prior to the end of the Performance Period for any reason except death, Disability, or Retirement a Participant shall not be entitled to receive any Earnings Incentive Award nor any Shareholder Return Incentive Award.

                          (ii) In the event of a Termination of Service prior to the end of the Performance Period due to death, Disability, or Retirement the Participant will be entitled to a potential payment under the Participant's Earnings Incentive Award based on the Earnings Return Percentage and Shareholder Return Incentive Award based on the Comparative Performance Percentile both as measured from the Initial Measurement Period through and including the Final Measurement Period.

                 (f) Change of Control. Upon a Change of Control of the Company prior to the Termination of Service of a Participant, the Participant shall be entitled to the right to receive a potential Earnings Incentive Award and/or Shareholder Return Incentive Award based upon the Earnings Return and Comparative Performance Percentile as measured from the Initial Measurement Period through and including the Final Measurement Period.

9.       PLAN ADMINISTRATION

         The Plan shall be administered by the Committee. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the "disinterested directors" on the Board (as defined in Rule 16b-3(c)(2) under the 1934 Act) who are also "outside directors" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall interpret the Plan and make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. Performance Awards under
Section 8 are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and these provisions shall be interpreted accordingly. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to determine (i) the individuals to whom the Purchase Awards are granted, (ii) the time or times the Purchase Awards are granted, (iii) the Purchase Dates for such Purchase Awards, (iv) the basis for any Termination of Service, including whether or not it was for Cause, Disability or otherwise (which determination shall be reasonable), (v) the calculation of Total Shareholder Return, (vi) the Comparative Performance Percentile, (vii) the calculation of Earnings Return, (viii) the Committee Certification, and (ix) the forms, terms and provisions of the Agreement and any other documents under the Plan. Any action taken or determination made by the Committee pursuant to this paragraph and the other paragraphs of the Plan in which the Committee is given discretion shall be final and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the entire Committee. The Committee may consult with counsel, who may be counsel to the Company, and such other advisors as the Committee may deem necessary and/or desirable, and the members of the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.

10.      AMENDMENT AND DISCONTINUANCE OF THE PLAN

         The Board, upon the recommendation of the Committee, may amend, suspend or terminate the Plan at any time, subject to the provisions of this
Section 10. No amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 promulgated under the 1934 Act, or such successor rule as may hereinafter be in effect, or Section 162(m) of the Code or may, without the consent of the Participant, adversely affect such Participant's rights under the Plan in any material respect. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Rule 16b-3, law or agreement.

11.      MISCELLANEOUS PROVISIONS

                 (a) Unsecured Status of Claim. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

                 Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company as they relate to this Plan. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay employee compensation benefits in the future.

                 (b) Employment Not Guaranteed. Nothing contained in the Plan nor any related Agreement nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

                 (c) Nonassignability. Except as specifically provided herein, no person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt any Performance Award, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void. In addition, no derivative security (as defined in Rule 16a-1(c), as promulgated by the Commission under the 1934 Act, or any successor definition adopted by the Commission) issued under the Plan shall be transferable by a Participant (to the extent transferable under the Plan) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Securities Act of 1974 or the rules promulgated thereunder.

                 (d) Separability, Validity. This Plan is intended to qualify under Rule 16b-3 of the 1934 Act. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements. In the event that any provision of the Plan or any related Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Agreement.

                 (e) Withholding Tax. The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

                 (f) Applicable Law. The Plan and any related Agreements shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof. The obligation of the Company with respect to the grant and exercise of Purchase Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

                 (g) Inurement of Rights and Obligations. The rights and obligations under the Plan and any related Agreements shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

                 (h) Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company--at its principal business address to the attention of the Secretary; (B) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                 (i) Exclusion from Pension and Other Benefit Plan Computation. By exercise of a Purchase Award, each Participant shall be deemed to have agreed that such Purchase Award and any Service Incentive Award and Shareholder Return Incentive Award payable under
         Section 8 hereof, as applicable, is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Purchase Award and any Service Incentive Award and Shareholder Return Incentive Award, as applicable, will not affect the amount of any life insurance coverage, if any, provided by the Company or any of its Subsidiaries on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.